Kramer, Levin, Naftalis & Frankel
                      9 1 9  T H I R D  A V E N U E
                       NEW YORK, N.Y. 10022   3852
                            (212) 715   9100
                                                        FAX

                                                        (212) 715-8000
                                                        _____

                                                        WRITER'S DIRECT NUMBER

                                                        (212) 715-9259
                              February 24, 1997


Lexington Convertible Securities Fund
Park 80 West Plaza Two
Saddle Brook, New Jersey  07662

          Re:  Lexington Convertible Securities Fund,
               Registration No. 33-10543

               Gentlemen:

          We have acted as counsel to Lexington Convertible Securities Fund, a Massachusetts business trust (the "Trust"), since May 12, 1992 in connection with the public offering of the Trust's shares of beneficial interest with $0.10 par value, and on various other securities and general matters. We understand that, pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended ("Investment Company Act"), the Trust has registered an indefinite number of shares of beneficial interest under the Securities Act of 1933, as amended ("Securities Act"). We further understand that, pursuant to the provisions of Rule 24f-2, the Trust is filing with the Securities and Exchange Commission the Notice attached hereto making definite the registration of shares of beneficial interest (the "Shares") sold in reliance upon Rule 24f-2 during the fiscal year ended December 31, 1996.

          We have reviewed, insofar as it relates or pertains to the Trust, the Trust's Registration Statement on Form N-1A, as amended to the date hereof, filed with the Securities and Exchange Commission under the Securities Act and the Investment Company Act, pursuant to which the Shares were sold (the "Registration Statement"). We have also examined originals or copies certified or otherwise identified to our satisfaction of such documents, trust records and other instruments we have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures and original documents and the conformity to the original documents of all copies submitted.

          We are members only of the New York Bar and do not purport to be experts on the laws of any other state. Our opinion herein as to Massachusetts law is based upon a limited inquiry thereof which we have deemed appropriate under the circumstances.

          Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, assuming that the Shares have been issued and sold in accordance with the Trust's Declaration of Trust, as amended, and Registration Statement, the Shares which the Rule 24f-2 Notice attached hereto makes definite in number were legally issued, fully paid and non-assessable.

          We consent to the filing of this opinion with the Rule 24f-2 Notice attached hereto.

                                   Very truly yours,

                                   /s/ Kramer, Levin, Naftalis & Frankel